STOCK ESCROW AGREEMENT


         THIS AGREEMENT has been made on ______________, 19__, by and among CONTINENTAL STOCK TRANSFER AND TRUST COMPANY having its principal office at 2 Broadway, New York, New York 10004 (the "Escrow Agent") and LIFE CRITICAL CARE CORPORATION, a Delaware corporation, having its principal office at 37885 Green Street, New Baltimore, Michigan 48047 (the "Company"), and each of the stockholders of the Company listed on Schedule I annexed hereto (collectively, the "Stockholders").

         In consideration of the mutual covenants and promises hereinafter contained, the parties agree as follows:


         1. Escrow Deposit. Concurrently with the execution of this Agreement, the Stockholders have delivered to the Escrow Agent, in the respective numbers of shares set forth on Schedule I annexed hereto, certificates representing an aggregate of 600,000 shares of the Common Stock, $.01 par value, of the Company (the "Escrow Shares"). The Escrow Agent hereby acknowledges receipt of the Escrow Shares and accepts its appointment by the Stockholders to hold the Escrow Shares in escrow, upon the terms and conditions set forth in this Agreement.

         2. Term. The term of this Agreement and of the escrow provided hereby (the "Escrow Period") shall commence on the date hereof and end on December 31, 2004 (the "Termination Date"), unless sooner terminated as hereinafter provided.

         3.     Release from Escrow.

                (a) If the Company achieves earnings after taxes of at least $0.30 per share for its fiscal year ending December 31, 1997, then 300,000 of the Escrow Shares shall be released from escrow and returned to the Stockholders.

                (b) If the Company achieves earnings after taxes of at least $0.60 per share for any fiscal year ending on or before December 31, 1998, then all of the Escrow Shares then remaining shall be released from escrow and returned to the Stockholders.

                (c) If at any time prior to the Termination Date the Company achieves earnings after taxes of at least $1.25 per share, then all of the


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Escrow Shares then  remaining  shall be released from escrow and returned to the
Stockholders.

                (d) Whenever any Escrow Shares are required to be released from escrow by the terms of this Section 3, the Company shall give written notice thereof to the Escrow Agent and to H.J. Meyers & Co., Inc. If H.J. Meyers & Co., Inc. shall not have notified the Escrow Agent, within ten business days after its actual receipt of such notice, that the requirements of this Section 3 for the release of such Escrow Shares have not been satisfied, then the Escrow Agent shall, as soon as reasonably practicable, deliver such Escrow Shares to the Stockholders on a pro-rata basis in accordance with their respective deposits of Escrow Shares set forth on Schedule I annexed hereto. Upon such delivery of all of the Escrow Shares, this Agreement shall terminate.

                (e) If all of the Escrow Shares have not been required to be released from escrow by the terms of this Section 3 prior to the Termination Date, then on the Termination Date the Escrow Agent shall deliver all of the Escrow Shares remaining to the Stockholders on a pro-rata basis in accordance with their respective deposits of Escrow Shares set forth on Schedule I annexed hereto. Upon such delivery of all of the Escrow Shares remaining, this Agreement shall terminate.

                (f) For purposes of this Agreement, the Company's "earnings after taxes" shall be determined by the independent certified public accountants then regularly engaged by the Company, in accordance with generally accepted accounting principles applied on a consistent basis, and when certified by such accountants, such determination shall be conclusive and binding upon the parties. The earnings after taxes and stock price levels required by this
Section 3 for release of the Escrow Shares shall be appropriately adjusted in the event that the Company shall at any time pay a stock dividend on, or split up, subdivide, combine or recapitalize, the Common Stock.

         4. Disputes. In the event of any disagreement between the Stockholders and the Company resulting in conflicting instructions to, or adverse claims or demands upon, the Escrow Agent with respect to the release of the Escrow Shares, the Escrow Agent shall be entitled to refuse to comply with any such instruction, claim or demand unless instructed to the contrary by the Stockholders and the Company jointly, and in so refusing the Escrow Agent shall not be or become liable in any way to the Stockholders or to the Company for its failure or refusal to comply with any such conflicting instructions or adverse claims or demands, and it shall be entitled to continue so to refrain from acting until such conflicting or adverse demands

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(a) shall have been resolved by agreement  and the Escrow Agent shall have been notified in writing thereof by the Stockholders and the Company, or (b) shall have been finally determined by a court of competent jurisdiction.

         5. Concerning the Escrow Agent. The parties understand and agree as follows:

                (a) The Escrow Agent is not a trustee for any party for any purpose, and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

                (b) The Escrow Agent has no responsibility in respect of the Escrow Shares, or any instruction, certificate or notice delivered to it, other than faithfully to carry out the obligations undertaken by it in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

                (c) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and may rely upon and act in accordance with the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

                (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, facsimile transmission, telegram, cablegram, or other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

                (e) The Company agrees (i) to pay the Escrow Agent's  reasonable fees and to reimburse it for its reasonable expenses, including attorneys fees, incurred in connection with its duties hereunder, and (ii) to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including counsel fees suffered or incurred by it, by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement, except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent. The obligation of the Escrow Agent to deliver the Escrow Shares to the Stockholders shall be subject to the prior satisfaction, upon demand of the Escrow Agent, of the Company's obligations so to save harmless, indemnify and defend the Escrow Agent, and to reimburse the Escrow Agent or otherwise pay its fees and expenses hereunder.

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                (f) The Escrow  Agent  shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless it is (i) requested so to do by the Stockholders or the Company and (ii) indemnified, to the Escrow Agent's satisfaction, by the party requesting such defense against the cost and expense of such defense. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to the Stockholders and the Company. The Escrow Agent shall not be required to institute legal proceedings of any kind.

                (g) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally unless such waiver is in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or a waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

                (h) The Escrow Agent may resign as such hereunder by giving 30 days' written notice thereof to the Stockholders and the Company. Within 20 days after receipt of such notice, the Stockholders and the Company shall furnish to the Escrow Agent written instructions for the release of the Escrow Shares then remaining to a substitute Escrow Agent which (whether designated by written instructions from the Stockholders and the Company jointly, or in the absence thereof by instructions from a court of competent jurisdiction to the Escrow Agent) shall be a bank or trust company organized and doing business under the laws of the United States or of any state thereof with a combined capital and surplus of at least $5,000,000. Such substitute Escrow Agent shall thereafter hold the Escrow Shares and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of all Escrow Shares then held in escrow according to such written instruction or upon such delivery as herein provided. This Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of the Stockholders and the Company.

         6. Concerning the Escrow Shares. During the Escrow Period and while any Escrow Shares are being held by the Escrow Agent pursuant to this Agreement: (a) no Stockholder shall sell, assign, transfer, pledge, hypothecate or otherwise dispose of any of the Escrow Shares deposited by him; (b) each Stockholder shall promptly deliver to the Escrow Agent all stock certificates evidencing additional shares of Common Stock which he

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may receive as the result of a stock dividend,  split-up or similar  transaction in respect of the Escrow Shares; and (c) each Stockholder shall have the sole power to vote the Escrow Shares deposited by him.

         7. Notices. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, telecopier, telex or registered or certified mail, return receipt requested, to the parties hereto at the addresses set forth below, or at such other address as any of them may designate by notice to each of the others:

         If to the Company:              Life Critical Care Corporation
                                         37885 Green Street
                                         New Baltimore, Michigan 48047

         If to the Stockholders:         c/o Thomas H. White
                                         Life Critical Care Corporation
                                         37885 Green Street
                                         New Baltimore, Michigan 48047

         If to the Escrow Agent:         Continental Stock Transfer and Trust
                                         Company
                                         2 Broadway
                                         New York, New York 10004
                                         Attn.: Mr. William Seegraber

All notices, instructions or certificates given hereunder to the Escrow Agent shall be effective upon receipt by the Escrow Agent. All notices given hereunder by the Escrow Agent shall be effective and deemed received upon personal delivery or transmission by telecommunication or, if mailed, five calendar days after mailing by the Escrow Agent.

         8. Modification. Except as provided by Section 5(h) hereof, this Agreement may not be modified, altered or amended in any material respect or canceled or terminated except with the consent of the Company, which consent shall have been approved by the holders of a majority of the outstanding shares of the Common Stock (excluding shares held by the Stockholders).

         9. In General. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, and shall be binding upon and shall inure to the benefit of all parties hereto and their respective successors in interest and assigns. Wherever used herein, the

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masculine  pronoun  shall include  the  feminine  and the  neuter,  as appropriate in the context. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused it to be executed by their duly authorized officers, on the day and year first above written.

                                     CONTINENTAL STOCK TRANSFER
                                     AND TRUST COMPANY


                                     By:________________________________
                                           Name:
                                           Title:


                                     LIFE CRITICAL CARE CORPORATION


                                     By:________________________________
                                           Name:
                                           Title:


                                     ___________________________________
                                     Thomas H. White


                                     ___________________________________
                                     Gregory A. Poloni


                                     ___________________________________
                                     Anthony R. Morgenthau


                                     ___________________________________
                                     Richard M. Andzel


                                     ___________________________________
                                     Amy E. Parker

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                                   SCHEDULE I


                   Name of                     Number of
                 Stockholder                 Escrow Shares
                 -----------                 -------------
              Thomas H. White                    305,132

              Gregory A. Poloni                   41,368

              Anthony R. Morgenthau               51,000

              Richard M. Andzel                   51,000

              Amy E. Parker                       76,500
                                                 -------
                                Total            525,000

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